UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 17, 2013

OMNITEK ENGINEERING CORP.
 (Exact name of Registrant as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

000-53955                                                                                 33-0984450
(Commission File Number)                                                      (IRS Employer Identification No.)

1333 Keystone Way, Suite 101, Vista, California 92081
 (Address of principal executive offices, Zip Code)

(760) 591-0089
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors;Appointment of Principal Officers.

Departure of Chief Financial Officer

On August 17, 2013, Janice M. Quigley resigned as the acting Chief Financial Officer of Omnitek Engineering Corp. (the “Registrant” or “Company”).  Mrs. Quigley will remain in her position as Vice President and a director of the Company.  There were no disagreements between Mrs. Quigley and the Company or any officer or director of the Company which led to Ms. Quigley’s resignation.

Appointment of New Chief Financial Officer

On August 17, 2013, the Company appointed Alicia A. Rolfe, its current comptroller, as the Chief Financial Officer of the Company.  Mrs. Rolfe shall receive a base salary of $85,000 and is eligible to participate in the Omnitek Employee Stock Option Plan at the discretion of the Board of Directors.

Mrs. Rolfe, CMA, has served as the controller of the Company since February 2013 and has 17 years of financial management and accounting experience.  Prior to her current position, Mrs. Rolfe served as head of financial reporting and personnel management for Rancho Trade, Inc. from 2000 to 2013.  Additionally, Ms. Rolfe worked for ZD Market Intelligence, a subsidiary of Ziff-Davis Inc. as a staff accountant from 1997 to 1999.  Ms. Rolfe received a BS in Business Administration, with a concentration in Accounting, from San Diego State University in 1996, and she received her Certified Management Accountant certification in 1998.

Mrs. Rolfe has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Mrs. Rolfe and any other person pursuant to which she was appointed Chief Financial Officer.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mrs. Rolfe has, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.

/s/ Werner Funk
Date:           August 20, 2013                                               ____________________________________
By: Werner Funk
Its:  President